EXHIBIT 99.1

VALUECLICK COMPLETES ACQUISITION OF HI-SPEED MEDIA

Westlake Village, CA – December 18, 2003 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of media, technology and services for all major online marketing channels, today announced the successful completion of its acquisition of Hi-Speed Media, Inc., a privately-held opt-in email marketing services company located in Los Angeles, California.

The addition of Hi-Speed Media complements ValueClick’s existing permission-based email marketing offerings and enhances ValueClick’s email marketing expertise. Hi-Speed Media is a provider of permission-based email marketing services that enable marketers to identify, reach and build relationships with consumers. Hi-Speed’s more than 300 clients include Equifax, LendingTree.com, United Online, and InsuranceWeb.

Under the terms of the agreement, ValueClick has acquired all of the outstanding capital stock of Hi-Speed Media for an aggregate purchase price of approximately $9.0 million in cash and additional contingent cash consideration of up to $1.0 million per quarter, assuming the achievement of certain revenue and operating income milestones over the eight quarters beginning January 1, 2004.  In the transaction, Hi-Speed Media’s outstanding employee stock options were converted into options to purchase approximately 80,000 shares of ValueClick common stock.  Farshad Fardad, president of Hi-Speed Media, will continue as the leader of the Hi-Speed Media business, reporting directly to ValueClick’s chief executive officer, James Zarley.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

•      ValueClick Media (media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing and Pay-Per-Click Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

•      Be Free/Commission Junction (www.befree.com, www.cj.com) provides measurable, ROI-focused technology and services to help marketers increase online leads and sales, utilizing Affiliate Marketing, Search Marketing, and Automated Merchandising.

•      Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

•      AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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